Exhibit 99.2

Rule 438 Consent

In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of China Cablecom Holdings, Ltd. (the “Company”) in Amendment No. 1 to the registration statement on Form S-4 filed by the Company with the Securities and Exchange Commission on or about December 18, 2007.

/s/ Colin Sung Name: Colin Sung Date: December 18, 2007